SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:
Luis Carrillo, Esq.
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On October 16, 2008, Ethos Environmental, Inc., a Nevada corporation, (the “Registrant” or the “Company”), entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) with GreenBridge Capital Partners, IV, LLC, a Delaware limited liability company, (“GBCP”).

Per the terms of a Registration Rights Agreement dated August 7, 2007, filed via Form 8-K on August 13, 2007 and incorporated by reference herein, the Company agreed to pay certain liquidated damages to GBCP if  2,500,000 shares (the “GBCP Stock”) purchased by GBCP were not registered by February 15, 2008.

To date, the GBCP Stock has not been registered and GBCP has received 2,265,428 shares of the Registrant’s common stock as liquated damages per the terms of the Registration Rights Agreement.  In excahnge for cancellation of the Registration Rights Agreement, GBCP has agreed to accept 10,200,000 additional shares of Company common stock.

The Managing Member of GBCP is Corey P. Schlossmann, our interim Chief Executive Officer, President, Secretary and Chairman.  Mr. Schlossmann abstained from the vote of the Board of Directors pertaining to the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 99.1, and incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement

Item 1.01 is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 11, 2008, in exchange for the surrender and cancellation of 13,600,000 shares of the Company’s common stock (the “Stock”) held by Enrique de Vilmorin, the Company agreed to assume a $500,000 secured promissory note (the “Old Note”) payable by Mr. de Vilmorin to Newport Investment Group Ltd (“Newport”). The 13,600,000 shares represented Mr. de Vilmorin’s entire position in the Company.

In furtherance of the Assumption Agreement, on October 16, 2008, the Company issued a new promissory note (the “New Note”) in the original principal amount of $500,000 to Newport. The New Note is due on October 1, 2009, and bears interest at the rate of 10% per annum.  Newport agreed to waive all of its rights under the Old Note, including all rights to the Stock.

The foregoing description of the Assumption Agreement and the New Note are not complete and are qualified in their entirety by reference to the Assumption Agreement and the New Note, which are attached as Exhibits 99.2 and 99.3, respectively.

ITEM 4.02.	NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 16, 2008, the Company concluded that all previously reported consolidated financial statements filed since, and including, our annual report for the year ended December 31, 2006 should no longer be relied upon.

The Board of Directors directed a review of the Company’s prior revenue recognition practices with a focus on the accounting treatment for various transactions, in particular the accounting treatment for certain accounts receivable, including associated revenues, and the accounting treatment for certain transactions involving the sale of stock in 2006.

In addition, the Board of  Directors authorized an internal review of other transactions involving Mr. de Vilmorin.

The Company has discussed the Board’s concerns with the Company’s current and former independent public accountants.  As a result of the Board’s decision to conduct an inquiry of the Company’s financial operations, the previously issued financial statements and related reports of independent public accountants should no longer be relied upon.  Due to the incomplete information in its possession, the Company is not presently able to respond to inquiries or provide further information related to the financial statements. It is expected that the Company will publish restated financial statements at the conclusion of the review.

Until we have completed our inquiry and determined the requirements for restating previously issued financial statements and the effects of such potential restatement for the applicable periods discussed above, investors and other users are cautioned not to rely on our financial statements.

Item 7.01	Regulation FD Disclosure

A press release dated October 20, 2008 is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
99.1	Settlement Agreement
99.2	Assumption Agreement
99.3	Promissory Note
99.4	Press Release dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ethos Environmental, Inc.

Date: October 20, 2008	By:	/s/ Corey P. Schlossmann
Corey P. Schlossmann,
Interim President & CEO